THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

8% REVOLVING CREDIT NOTE

$500,000	_______, 2011

FOR VALUE RECEIVED, the undersigned, ATOMIC PAINTBALL, INC., a Texas corporation (the “Company”), hereby promises to pay to the order of J.H. BRECH, LLC, a limited liability company, or its assigns (collectively, the “Noteholder”), in lawful money of the United States of America, and in immediately payable funds, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), or such lesser amount as shall equal the aggregate unpaid principal amount of all funds advanced the Company by the Noteholder in accordance with the terms of this Note, on the date and in the amounts stated herein, and to pay interest on the unpaid principal amount of this Note, in like money and funds, on the dates specified herein.  Such advances shall be in the discretion of the Noteholder and in increments in the ordinary course of $10,000.00.  The Company may, from time to time, borrow, repay and reborrow under the terms of this Note up to but not exceeding the principal amount of this Note upon delivery to the Noteholder of a request of such advance of the proceeds of this Note.  The amounts previously advanced to the Company by the Noteholder as set forth on Schedule A annexed to this Note which remains outstanding as of the date of this Note shall represent amounts advanced to the Company to date by the Noteholder under this Note, and shall be included in the sums due the Noteholder by the Company hereunder.

The principal hereof outstanding and any unpaid accrued interest thereon shall be due and payable on the date which is the earlier of (i) three years from the date of this Note, or (ii) the date on which the Company receives at least $1.5 million in gross proceeds through one or a series of transactions (the “Maturity Date”).  This Note shall bear interest on the unpaid principal balance from time to time outstanding, until paid, at the rate of eight percent (8%) per annum.  Interest shall be payable semi-annually on June 30 and December 31 of each year commencing June 30, 2011.  Payment of all amounts due hereunder shall be made at the address of the Noteholder set forth below.

The Company hereby authorizes the Noteholder to endorse on the Schedule annexed to this Note the amount and type of all revolving credit loans made to the Company, all renewals and payments of principal amounts in respect of such revolving credit loans, and the outstanding principal amount of all revolving credit loans; provided, however, that the failure to make such notation with respect to any revolving credit loan or payment shall not limit or otherwise affect the obligation of the Company under this Note.

1.           PAYMENTS.

(a)           Payment of all amounts due hereunder shall be made at the address of the Noteholder set forth below.  In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of Texas, the time for payment of such amount shall be extended to the next succeeding business day and interest shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

(b)           All payments received on account of this Note shall be applied to the reduction of the unpaid principal balance of this Note.  Interest shall be computed on the basis of a year of 360 days, for the actual number of days elapsed.

(c)           If payment of the outstanding principal amount of this Note, together with all accrued unpaid interest thereon at the applicable rate of interest (as set forth herein), is not made on the Maturity Date, then interest shall accrue on the outstanding principal amount due under this Note and on any unpaid accrued interest due on this date of the payment in full of such amounts (including from and after the date of the entry of judgment in favor of the Noteholder in an action to collect this Note) at an annual rate equal to the lesser of 18% or the maximum rate of interest permitted by applicable law.

(d)           At the sole discretion of the Company, interest due hereunder may be paid in shares of the Company’s Common Stock (the “Interest Shares”), which shall be valued as follows:

(i)           if the Company’s Common Stock is not listed for trading on an exchange or quoted for trading on the OTC Bulletin Board or the Pink Sheets, Interest Shares shall be valued at the greater of $0.50 per share or the fair market value as determined in good faith by the Company based upon the most recent arms-length transaction, or

(ii)           if the Company’s is listed for trading on an exchange or quoted for trading on the OTC Bulletin Board or the Pink Sheets, Interest Shares shall be valued at the greater of (A) the closing price of the Common Stock as reported on the Company’s primary market on the trading day immediately preceding the date the interest payment is due and payable, or (B) $0.50 per share.

2.           PREPAYMENT.  This Note may be prepaid, in whole or in part, without penalty with five days prior written notice to the Noteholder.

3.           DEFAULT.  If any of the following events (each an “Event of Default”) shall occur:

(a)           The Company fails to pay the principal or interest accrued on, or any other amount at any time owing under, the Note as and when the same becomes due and payable and such default is not cured within 10 business days after notice of the occurrence of such default; or

(b)           The Company defaults in the due observance or performance of or breach any of its covenants contained in this Note and such default is not cured within 10 business days after notice of the occurrence of such default; or

(c)           The Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or similar official of or for itself or of or for all or a substantial part of its property, (ii) make an assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, as now or hereafter in effect (the “Code”), (iv) file a petition seeking to take advantage of any other bankruptcy, insolvency, moratorium, reorganization or other similar law of any jurisdiction (“Other Laws”), (v) acquiesce as to, or fail to controvert in a timely or appropriate manner, an involuntary case filed against the Company under the Code, or (vi) take any corporate action in furtherance of any of the foregoing; or

(d)           A proceeding or involuntary case shall be commenced, without the application or consent of the Company in any court of competent jurisdiction (i) under the Code, (ii) seeking liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts under any Other Laws, or (iii) seeking the appointment of a trustee, receive or similar official for it or for all or any substantial part of its assets, and any such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or

(e)           A final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company, and the Company shall not discharge the same, or procure a stay of execution thereof within 30 days from the date of entry thereof and within such 30 day period or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment, together with all other judgments against the Company (including all subsidiaries), shall exceed in the aggregate $50,000 in excess of any insurance as to the subject matter of such judgments, as to which coverage has not been declined or the underlying claim rejected by the applicable insurer; or

(f)           The liquidation or dissolution of the Company or any vote in favor thereof by the board of directors and stockholders of the Company; or

(g)           An attachment or garnishment is levied against the assets of the Company involving an amount in excess of $50,000 and the lien created by such levy is not vacated, bonded or stayed within 10 business days after such lien has attached to such assets; or

(h)           The Company defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of the Company(other than the Note) having an unpaid principal amount in excess of $50,000, or a default occurs in the performance or observance by the Company of any covenant or condition (other than for the payment of money) contained in any note (other than this Note) or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated or permits the holder or holders of such indebtedness to declare the same to be due prior to the stated maturity thereof, or

(i)           The Company sells all or substantially all of its assets or merges or is consolidated with another corporation in which the Company is not the surviving corporation, or the accounting acquiror in the event of a reverse merger; or

(j)           A Change of Control of the Company occurs.  For the purpose of this Note, a “Change of Control” shall mean a change in control (a) as set forth in Section 280G of the Internal Revenue Code or (b) of a nature that would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as:

i.           any "person", other than the Noteholder becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or,

ii.           the individuals who at the date of this Note constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two thirds of the directors then in office who were directors at the date of this Note then, and in any such event, the Noteholder may by written notice to the Company declare the entire unpaid principal amount of this Note outstanding together with accrued interest thereon due and payable, and the same shall, unless such default be cured within 20 business days after such notice, forthwith become due and payable upon the expiration of such 20 day period, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.

4.           SUITS FOR ENFORCEMENT AND REMEDIES.  If any one or more Events of Default shall occur, the Noteholder may proceed to (i) protect and enforce Noteholder’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the Noteholder. No right or remedy herein or in any other agreement or instrument conferred upon the Noteholder is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company covenants and agrees that for so long as any portion of the indebtedness evidenced by this Note, whether principal, accrued and unpaid interest or any other amount at any time due hereunder, remains unpaid, the Company will:

(a)           Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and to comply in all material respects with all laws, regulations and orders of each governmental authority having jurisdiction over the Company;

(c)           Promptly following the occurrence of an Event of Default furnish to the Noteholder a written statement of the Company’s President or Chief Financial Officer setting forth the details of such Event of Default and the action which the Company proposes to take with respect thereto;

(d)           At all times maintain true and complete records and books of account in which all of the financial transactions of the Company are duly recorded in conformance with U.S. generally accepted accounting principles;

(e)           Maintain the registration of the Company’s Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other filings required to be filed by the Company after the date hereof pursuant to the Exchange Act.

(f)           In the event the Company should issue the Noteholder Interest Shares, for as long as the Noteholder owns any Interest Shares, the Company will take such further action as any holder of Interest Shares may reasonably request, to the extent required from time to time to enable such holder to sell such Interest Shares without registration under the Act, including without limitation, within the requirements of the exemption provided by Rule 144.

6.           RESTRICTIONS ON INTEREST SHARES.  The Interest Shares may not be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to the Company) to the effect that such sale or transfer is exempt from the registration requirements of the Act.  Each certificate for Interest Shares that have not been so registered and that has not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS”

Upon the request of a holder of a certificate representing any Interest Shares, the Company shall remove the foregoing legend from the certificate or issue to such Holder a new certificate therefor free of any transfer legend, if (i) with such request, the Company shall have received an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, to the effect that any such legend may be removed from such certificate or (ii) a registration statement under the Act covering such securities is in effect.

6.           NOTICES.  All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party, sent by telecopier (with the original timely mailed), or sent by registered, certified or express mail, return receipt requested, to such party at its address set forth below:

If to the Company to:                           Atomic Paintball, Inc.
2600 E. Southlake Boulevard
Suite 120-366
Southlake, TX  76092
Telecopier No.:  (817) 491-4955
Attn:  Don Mark Dominey, Chief Executive Officer

If to the Noteholder to:                        J. H. BRECH, LLC
2600 E. Southlake Boulevard
Suite 120-366
Southlake, TX  76092
Telecopier No.:  (817) 491-4955
Attn:  Harry McMillan

or hereafter given to the other party hereto pursuant to the provisions of this Note.

7.           EXCLUSIVE JURISDICTION AND VENUE.  The Parties agree that the courts of the County of Tarrant, State of Texas shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Note and the transactions contemplated herein.   The Parties further that, in the event of litigation arising out of or in connection with this Note in this court, they will not contest or challenge the jurisdiction or venue of this court.

8.           GOVERNING LAW.  This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Texas applicable to contracts made and to be performed entirely therein, without giving effect to the rules and conflicts of law.

9.           CONFORMITY WITH LAW.  It is the intention of the Company and of the Noteholder to conform strictly to applicable usury and similar laws.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contract for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it in the State of Texas as of __________________________, 2011.

COMPANY: ATOMIC PAINTBALL, INC. By: ____________________________ Don Mark Dominey, CEO

SCHEDULE A
TO REVOLVING CREDIT NOTE

Date Made, Renewed or Paid	Type of Loan	Amount of Principal Renewed or Paid	Unpaid Principal Balance of Revolving Credit Note	Name of Person Making Notation
3/9/2011	Revolver		41969.35	Christy McMillan